UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2012

ACL I CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-178345	27-4241534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 E. Market Street, Jeffersonville, Indiana	47130
(Address of principal executive offices)	(Zip Code)

(812) 288-0100

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(A) —NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENT OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On August 13, 2012, the Audit Committee of ACL I Corporation (the “Company”) determined that the condensed consolidated statement of cash flows for the three months ended March 31, 2012 (“Q1 2012”) included in its Quarterly Report on Form 10-Q for Q1 2012 should no longer be relied upon as a result of an error in the classification of cash flows associated with the scrapping of retired barges. These activities resulted in cash flows of $20.5 million during the first quarter of 2012. The change in classification of these activities during the first quarter of 2012 results in:

•	a change from reported net cash provided by operating activities of $15.2 million to net cash used in operating activities of $(5.3) million; and

•	a change from reported net cash used in investing activities of $(18.0) million to net cash provided by investing activities of $2.5 million.

This change in classification had no effect on the Company’s reported cash and cash equivalents or the net increase in cash and cash equivalents in the condensed consolidated statement of cash flows or on any item in any of the related condensed consolidated statement of operations, condensed consolidated statement of comprehensive income, condensed consolidated balance sheet, or Adjusted EBITDAR (as defined in the Form 10-Q for Q1 2012). The change in classification also had no effect on the Company’s compliance with regulatory requirements, loan covenants or other contractual obligations.

The Company evaluated the materiality of the change in classification from a qualitative and quantitative perspective and concluded that it was material to the Q1 2012 condensed consolidated statement of cash flows, and that such statement of cash flows should be restated. The Company concluded that because the cash flows associated with barge scrapping activities during periods ended prior to January 1, 2012 were not material to the consolidated financial statements or the trend of earnings or cash flows during previous periods, the financial statements for those periods can continue to be relied upon.

This change in classification is fully reflected in the presentation of the condensed consolidated statement of cash flows for the six months ended June 30, 2012 to be filed with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012. Prospectively, any similar amounts in prior years will be reclassified for consistency in future comparative disclosure.

Management has assessed the effect of the misclassification on the Company’s internal control over financial reporting and has concluded that such controls were not operating effectively at the end of the quarters ended March 31, 2012 and June 30, 2012 resulting in a material weakness in such controls, but such controls have been remediated subsequent to the end of the quarter ended June 30, 2012. The Audit Committee and management have discussed these matters with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Management intends to file an amendment to the first quarter 10-Q, which will include a restated condensed consolidated statement of cash flows for Q1 2012, as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACL I CORPORATION

Date: August 13, 2012	By:	/s/ Dawn R. Landry
Dawn R. Landry Senior Vice President, General Counsel